                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 1999
                                                  ------------------------------

                              TIBCO SOFTWARE INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

Delaware                           000-26579                   77-0449727
--------------------------------------------------------------------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)           Identification Number)
 incorporation)

       3165 Porter Drive, Palo Alto, CA                           94304
--------------------------------------------------------------------------------
   (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (650) 846-5000
                                                    ----------------------------

________________________________________________________________________________
         (Former name or former address, if changed since last report)

     This Form 8-K/A is filed as an amendment to the current report on Form 8-K filed by TIBCO Software Inc. ("TIBCO") on November 19, 1999 in connection with the Company's acquisition of substantially all of the assets of InConcert, Inc., a subsidiary of Xerox Corporation.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------------------------------------

     On November 4, 1999 (the "Closing Date"), pursuant to three separate agreements, each an Asset Purchase Agreement dated as of September 30, 1999 (together, the "Agreements") by and among TIBCO, InConcert, Inc., a Delaware corporation ("InConcert"), and Xerox Corporation, a New York corporation ("Xerox"), TIBCO acquired substantially all of the assets of InConcert, a subsidiary of Xerox, for $34 million in cash. TIBCO is a leading provider of real-time infrastructure software for the internet and enterprise that enables businesses to dynamically link internal operations, business partners and customer channels. InConcert is a developer of business integration solutions for telecommunications companies. TIBCO intends to utilize the assets acquired through the purchase, including any physical assets so acquired, in its ongoing business.

     The consideration paid by TIBCO for the assets of InConcert acquired under the Agreements was determined pursuant to arms length negotiations and took into account various factors concerning the valuation of the business of InConcert.
A portion of TIBCO's working capital was used for the purchase of the assets of InConcert.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

     (a)  Financial Statements of InConcert, Inc.
          ---------------------------------------

          The following Audited Financial Statements of InConcert, Inc. are filed herewith on the pages listed below:

Report of Independent Accountants...............................................  F-1
Balance Sheets..................................................................  F-2
Statement of Operations........................................................   F-3
Statement of Stockholders' Equity (Deficit).....................................  F-4
Statement of Cash Flows.........................................................  F-5
Notes to Financial Statements...................................................  F-6

     (b)  Pro Forma Financial Information
          -------------------------------

          The following required Unaudited Pro Forma Combined Financial Information of TIBCO and InConcert Inc. is filed herewith on the pages listed below:

OVERVIEW
Unaudited Pro Forma Combined Balance Sheet.....................................  F-14
Unaudited Pro Forma Combined Statements of Operations..........................  F-17

     (c)  Exhibits
          --------

           2.1 Asset Purchase Agreement, dated as of September 30, 1999, among TIBCO Software Inc., InConcert, Inc., and Xerox Corporation providing for the transfer of the U.S. Assets (as defined therein) of InConcert (the schedules to such agreement are not filed herewith and are listed on the last page of
                Exhibit 2.1).*

           2.2 Asset Purchase Agreement, dated as of September 30, 1999, among TIBCO Software Inc., InConcert, Inc., and Xerox Corporation providing for the transfer of the U.K. Assets (as defined therein) of InConcert (the schedules to such agreement are not filed herewith and are listed on the last page of
                Exhibit 2.2).*

           2.3 Asset Purchase Agreement, dated as of September 30, 1999, among TIBCO Software Inc., InConcert, Inc., and Xerox Corporation providing for the transfer of the German Assets (as defined therein) of InConcert (the schedules to such agreement are not filed herewith and are listed on the last page of Exhibit 2.3).*

--------------
* Previously filed

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 1999                TIBCO SOFTWARE INC.

                                        /s/ Paul G. Hansen
                                        ------------------
                                        Paul G. Hansen
                                        Executive Vice President, Finance
                                        and Chief Financial Officer
                                        (Principal Financial and Accounting
                                        Officer)

                     REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of InConcert, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of InConcert, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 10, 1999

                              INCONCERT, INC.

                               BALANCE SHEET

                                                           December 31,
                                      September 30,  -------------------------
                                          1999           1998         1997
                                      -------------  ------------  -----------
ASSETS                                 (unaudited)
Current assets:
 Accounts receivable, net of allow-
  ances of $937,955, $12,418 and
  $182,242, respectively............  $  2,702,450   $  2,678,409  $   954,206
 Related party accounts receivable..        73,708        146,257      412,570
 Prepaid expenses and other current
  assets............................       134,209        121,094      134,804
                                      ------------   ------------  -----------
  Total current assets..............     2,910,367      2,945,760    1,501,580
Property and equipment, net.........       456,354        573,272      568,918
                                      ------------   ------------  -----------
                                      $  3,366,721   $  3,519,032  $ 2,070,498
                                      ============   ============  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)
Current Liabilities:
 Accounts payable...................  $    308,381   $    338,323  $   136,542
 Accrued liabilities................       902,728      1,369,768    1,786,359
 Deferred revenue...................       857,376        899,322      736,237
 Due to parent......................     6,036,962      7,542,201    3,339,415
                                      ------------   ------------  -----------
  Total current liabilities.........     8,105,447     10,149,614    5,998,553
Long-term deferred revenue..........        82,206            --           --
                                      ------------   ------------  -----------
  Total liabilities.................     8,187,653     10,149,614    5,998,553
                                      ------------   ------------  -----------
Commitments (Note 6)
Stockholders' equity (deficit):
 Convertible Preferred Stock,
  24,000,000 shares authorized,
  $0.001 par value:
 Series A, 16,000,000 shares
  designated, issued and outstanding
  (liquidation preference of
  $23,500,000)......................        16,000         16,000       16,000
 Series B, 2,273,362, 2,273,362 and
  0 shares designated, issued and
  outstanding (liquidation
  preference of $3,339,000) at
  September 30, 1999 and December
  31, 1998 and 1997, respectively...         2,273          2,273          --
 Series C, 5,940,578, 0 and 0 shares
  designated, issued and outstanding
  (liquidation preference of
  $7,542,000) at September 30, 1999
  and December 31, 1998 and 1997,
  respectively......................         5,941            --           --
 Common Stock, par value $0.001;
  30,000,000 shares authorized;
  225,448, 176,778, and 5,999 shares
  issued and 27,432, 17,169 and
  1,000 outstanding at September 30,
  1999 and December 31, 1998 and
  1997, respectively................           225            177            6
 Treasury Stock, at cost; 198,016,
  159,609 and 4,999 shares at
  September 30, 1999, and December
  31, 1998 and 1997, respectively...       (75,576)       (60,268)        (600)
 Additional paid-in capital.........    15,538,766      7,998,687    4,657,833
 Accumulated other comprehensive
  income............................        11,000         49,000       18,982
 Accumulated deficit................   (20,319,561)   (14,636,451)  (8,620,276)
                                      ------------   ------------  -----------
  Total stockholders' equity
   (deficit)........................    (4,820,932)    (6,630,582)  (3,928,055)
                                      ------------   ------------  -----------
                                      $  3,366,721   $  3,519,032  $ 2,070,498
                                      ============   ============  ===========

The accompanying notes are an integral part of these financial statements.

                               INCONCERT, INC.

                          STATEMENT OF OPERATIONS

                               Nine Months Ended            Year Ended
                                 September 30,             December 31,
                            ------------------------  ------------------------
                               1999         1998         1998         1997
                            -----------  -----------  -----------  -----------
                                  (unaudited)
License revenue:
 Non-related parties....... $ 3,948,157  $ 1,524,525  $ 4,827,175  $ 5,025,801
 Related parties...........     669,203      732,548    1,047,654      729,210
                            -----------  -----------  -----------  -----------
  Total license revenue....   4,617,360    2,257,073    5,874,829    5,755,011
                            -----------  -----------  -----------  -----------
Maintenance and service
 revenue:
 Non-related parties.......   3,213,039    1,892,773    2,721,255    2,186,597
 Related parties...........      40,367      115,964      152,449       89,416
                            -----------  -----------  -----------  -----------
  Total maintenance and
   service revenue.........   3,253,406    2,008,737    2,873,704    2,276,013
                            -----------  -----------  -----------  -----------
  Total revenue............   7,870,766    4,265,810    8,748,533    8,031,024
                            -----------  -----------  -----------  -----------
Cost of revenue:
 License...................     245,227      295,483      528,228      441,426
 Maintenance and service...   2,303,452    1,192,025    1,772,539    1,896,301
                            -----------  -----------  -----------  -----------
  Total cost of revenue....   2,548,679    1,487,508    2,300,767    2,337,727
                            -----------  -----------  -----------  -----------
Gross profit...............   5,322,087    2,778,302    6,447,766    5,693,297
                            -----------  -----------  -----------  -----------
Operating expenses:
 Research and development..   2,262,000    2,136,771    2,892,020    3,223,737
 Sales and marketing.......   5,969,759    4,730,723    7,012,745    6,649,527
 General and
  administrative...........   2,773,165    2,037,133    2,555,404    4,440,309
                            -----------  -----------  -----------  -----------
  Total operating
   expenses................  11,004,924    8,904,627   12,460,169   14,313,573
                            -----------  -----------  -----------  -----------
Loss from operations.......  (5,682,837)  (6,126,325)  (6,012,403)  (8,620,276)
Other income (expense).....        (273)          88       (3,772)         --
                            -----------  -----------  -----------  -----------
Net loss................... $(5,683,110) $(6,126,237) $(6,016,175) $(8,620,276)
                            ===========  ===========  ===========  ===========

The accompanying notes are an integral part of these financial statements.

                               INCONCERT, INC.

                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                             Convertible Preferred Stock
                 ----------------------------------------------------
                                                                                         Treasury
                     Series A          Series B         Series C       Common Stock       Stock           Stock      Additional
                 ------------------ ---------------- ---------------- -------------- ----------------  Subscription    Paid-in
                   Shares   Amount   Shares   Amount  Shares   Amount Shares  Amount Shares   Amount    Receivable     Capital
                 ---------- ------- --------- ------ --------- ------ ------- ------ ------- --------  ------------  -----------
Balance as of
January 1,
1997............ 16,000,000 $16,000       --  $  --        --  $  --    1,000  $  1      --  $    --   $(4,673,788)  $ 4,657,788
Translation
adjustment......        --      --        --     --        --     --      --    --       --       --           --            --
Net loss........        --      --        --     --        --     --      --    --       --       --           --            --
Comprehensive
loss............
Transfer of
assets from
parent..........        --      --        --     --        --     --      --    --       --       --     4,673,788           --
Stock options
exercised, net
of shares
repurchased.....        --      --        --     --        --     --    4,999     5    4,999     (600)         --             45
                 ---------- ------- --------- ------ --------- ------ -------  ----  ------- --------  -----------   -----------
Balance at
December 31,
1997............ 16,000,000  16,000       --     --        --     --    5,999     6    4,999     (600)         --      4,657,833
                 ---------- ------- --------- ------ --------- ------ -------  ----  ------- --------  -----------   -----------
Translation
adjustment......        --      --        --     --        --     --      --    --       --       --           --            --
Net loss........        --      --        --     --        --     --      --    --       --       --           --            --
Comprehensive
loss............
Issuance of
Series B
Preferred
Stock...........        --      --  2,273,362  2,273       --     --      --    --       --       --           --      3,337,142
Stock options
exercised, net
of shares
repurchased.....        --      --        --     --        --     --  170,779   171  154,610  (59,668)         --          3,712
                 ---------- ------- --------- ------ --------- ------ -------  ----  ------- --------  -----------   -----------
Balance at
December 31,
1998............ 16,000,000  16,000 2,273,362  2,273       --     --  176,778   177  159,609  (60,268)         --      7,998,687
                 ---------- ------- --------- ------ --------- ------ -------  ----  ------- --------  -----------   -----------
Translation
adjustment
(unaudited).....        --      --        --     --        --     --      --    --       --       --           --            --
Net loss
(unaudited).....        --      --        --     --        --     --      --    --       --       --           --            --
Comprehensive
loss
(unaudited).....
Issuance of
Series C
Preferred Stock
(unaudited).....        --      --        --     --  5,940,578  5,941     --    --       --       --           --      7,536,260
Stock options
exercised, net
of shares
repurchased
(unaudited).....        --      --        --     --        --     --   48,710    48   38,407  (15,308)         --          3,819
                 ---------- ------- --------- ------ --------- ------ -------  ----  ------- --------  -----------   -----------
Balance at
September 30,
1999
(unaudited)..... 16,000,000 $16,000 2,273,362 $2,273 5,940,578 $5,941 225,488  $225  198,016 $(75,576) $       --    $15,538,766
                 ========== ======= ========= ====== ========= ====== =======  ====  ======= ========  ===========   ===========
                     Other       Accumu-          Total
                 Comprehensive    lated       Stockholders'
                 income (Loss)   Deficit     Equity (Deficit)
                 ------------- ------------- ----------------
Balance as of
January 1,
1997............   $    --     $        --     $         1
                             ----------------
Translation
adjustment......     18,982             --          18,982
Net loss........        --       (8,620,276)    (8,620,276)
                                             ----------------
Comprehensive
loss............                                (8,601,294)
Transfer of
assets from
parent..........        --              --       4,673,788
Stock options
exercised, net
of shares
repurchased.....        --              --            (550)
                 ------------- ------------- ----------------
Balance at
December 31,
1997............     18,982      (8,620,276)    (3,928,055)
                 ------------- ------------- ----------------
Translation
adjustment......     30,018             --          30,018
Net loss........        --       (6,016,175)    (6,016,175)
                                             ----------------
Comprehensive
loss............                                (5,986,157)
Issuance of
Series B
Preferred
Stock...........        --              --       3,339,415
Stock options
exercised, net
of shares
repurchased.....        --              --         (55,785)
                 ------------- ------------- ----------------
Balance at
December 31,
1998............     49,000     (14,636,451)    (6,630,582)
                 ------------- ------------- ----------------
Translation
adjustment
(unaudited).....    (38,000)            --         (38,000)
Net loss
(unaudited).....        --       (5,683,110)    (5,683,110)
                                             ----------------
Comprehensive
loss
(unaudited).....                                (5,721,110)
Issuance of
Series C
Preferred Stock
(unaudited).....        --              --       7,542,201
Stock options
exercised, net
of shares
repurchased
(unaudited).....        --              --         (11,441)
                 ------------- ------------- ----------------
Balance at
September 30,
1999
(unaudited).....   $ 11,000    $(20,319,561)   $(4,820,932)
                 ============= ============= ================

                               INCONCERT, INC.

                           STATEMENT OF CASH FLOWS

                                Nine Months Ended
                                  September 30,        Year Ended December 31,
                             ------------------------  ------------------------
                                1999         1998         1998         1997
                             -----------  -----------  -----------  -----------
                                   (unaudited)
Cash flows from operating
 activities:
 Net loss..................  $(5,683,110) $(6,126,237) $(6,016,175) $(8,620,276)
 Adjustment to reconcile
  net loss to net cash used
  for operating activities:
  Depreciation and
   amortization............      249,629      281,571      359,498      498,588
  Provision for bad debt...     (925,537)    (169,824)    (169,824)    (182,242)
  Changes in assets and
   liabilities:
   Accounts receivable.....      974,045     (814,004)  (1,288,066)  (1,184,534)
   Prepaid expenses and
    other assets...........      (13,115)     126,289       13,710     (134,804)
   Accounts payable........      (29,942)     230,367      201,781      136,542
   Accrued liabilities.....     (467,040)    (668,005)    (416,591)   1,786,359
   Deferred revenue........       40,260      816,246      163,085      736,237
                             -----------  -----------  -----------  -----------
    Net cash used for
     operating activities..   (5,854,810)  (6,323,597)  (7,152,582)  (6,964,130)
                             -----------  -----------  -----------  -----------
Cash flows from investing
 activities--
 Purchases of property and
  equipment................     (132,711)    (249,890)    (363,852)  (1,067,506)
                             -----------  -----------  -----------  -----------
Cash flows from financing
 activities:
 Borrowings from parent....    6,036,962    6,524,746    7,542,201    3,339,416
 Proceeds from issuance of
  Preferred Stock..........          --           --           --     4,673,788
 Proceeds from issuance of
  Common Stock.............        3,867          252        3,883           50
 Repurchase of Common
  Stock....................      (15,308)        (220)     (59,668)        (600)
                             -----------  -----------  -----------  -----------
    Net cash provided by
     financing activities..    6,025,521    6,524,778    7,486,416    8,012,654
                             -----------  -----------  -----------  -----------
Effect of exchange rate
 changes on cash...........      (38,000)      48,709       30,018       18,982
                             -----------  -----------  -----------  -----------
Net change in cash and cash
 equivalents...............          --           --           --           --
Cash and cash equivalents
 at beginning of period....          --           --           --           --
                             -----------  -----------  -----------  -----------
Cash and cash equivalents
 at end of period..........  $       --   $       --   $       --   $       --
                             ===========  ===========  ===========  ===========

The accompanying notes are an integral part of these financial statements.

                               INCONCERT, INC.

                        NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY

  InConcert, Inc. (the "Company") is a provider of enterprise-class software systems. The Company designs, develops, markets, and supports its product, InConcert, an object oriented client/server application software product family designed to solve process centric mission critical business problems for large multinational organizations.

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The Company was first established as a product line within Xerox Corporation's Xsoft division in 1990. On July 1, 1996, the Company incorporated under the laws of the State of Delaware as a wholly-owned subsidiary of Xerox. See Note 4.

  On September 30, 1999, the Company entered into an Asset Purchase Agreement to sell substantially all of the net assets of the Company to TIBCO Software Inc. for $34 million in cash. The Company expects to close the transaction during the fourth quarter of fiscal 1999. The transaction will be accounted for as a purchase acquisition; however, the financial statements presented in this report do not reflect purchase accounting.

 Unaudited Interim Results

  The accompanying interim financial statements as of September 30, 1999, and for the nine months ended September 30, 1999 and 1998, are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998. The financial information disclosed in these notes to financial statements related to these periods are unaudited. The results for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the report period. Actual results could differ from those estimates.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist of accounts receivable. The Company's accounts receivable is derived from revenue earned from customers located primarily in the United States and Europe. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the

                               INCONCERT, INC.

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(Continued)

expected collectibility of accounts receivable. The following table summarized revenue from customers in excess of 10% of the total revenue:

                                          Nine Months
                                             Ended
                                         September 30,    Year Ended   Year Ended
                                         --------------  December 31, December 31,
                                          1999    1998       1998        1997
                                         ------  ------  ------------ ------------
                                          (unaudited)
WorldCom................................    18%     N/A      N/A          17%
Bell South..............................    10%     N/A      15%          N/A
Toshiba.................................    N/A     N/A      12%          N/A

 Capitalized Software Development Costs

  Research and development costs for internally developed software products and enhancements to existing software products are expensed when incurred until technological feasibility is established. Thereafter, software costs are capitalized until the product is available for general released to customer. To date, the period between achieving technological feasibility and the general availability of such software has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, no costs have been capitalized.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is generally computed using the straight-line method over the estimated useful lives of the assets as follows:

Furniture and
 fixtures.....   10-15 years
Equipment.....   3-5 years
Leasehold
 improvements..  Shorter of the lease term or the estimated useful life

 Revenue Recognition

  Software license revenue is recognized when all of the following criteria have been met: there is an executed license agreement, software has been shipped to the customer, no significant vendor obligations remain, the license fee is fixed and payable within twelve months and collection is deemed probable. Maintenance revenue is recognized ratably over the term of the maintenance contract, typically twelve months. Service revenues, generally training and consulting, are recognized as services are performed.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees," ("APB No. 25") and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

 Comprehensive Income

  Effective December 31, 1997, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. Foreign currency translation is currently the only item in comprehensive income.

                               INCONCERT, INC.

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(Continued)

 Recent Accounting Pronouncements

  In June 1988, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for fiscal years beginning after June 15, 2000 and establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its financial statements.

3. BALANCE SHEET COMPONENTS

                                                          December 31,
                                       September 30, ------------------------
                                           1999         1998         1997
                                       ------------- -----------  -----------
                                        (unaudited)
Accounts receivable:
 Accounts receivable..................  $ 1,471,705  $ 2,152,527  $   832,679
 Unbilled receivables.................    2,168,700      538,300      303,769
                                        -----------  -----------  -----------
                                          3,640,405    2,690,827    1,136,448
Less: Allowance for doubtful accounts
 and returns..........................     (937,955)     (12,418)    (182,242)
                                        -----------  -----------  -----------
                                        $ 2,702,450  $ 2,678,409  $   954,206
                                        ===========  ===========  ===========
Property and equipment, net:
 Equipment............................  $ 2,458,157  $ 2,325,988  $ 2,468,535
 Furniture and fixtures...............       71,168       57,105       47,569
 Leasehold improvements...............       48,046       48,046       29,739
 Construction in progress.............        1,830       15,166        6,766
                                        -----------  -----------  -----------
                                          2,579,201    2,446,305    2,552,609
Less: accumulated depreciation and
 amortization.........................   (2,122,847)  (1,873,033)  (1,983,691)
                                        -----------  -----------  -----------
                                        $   456,354  $   573,272  $   568,918
                                        ===========  ===========  ===========
Accrued liabilities:
 Compensation and employee related....      308,743      677,213      943,206
 Other operating expenses.............      593,985      692,555      843,153
                                        -----------  -----------  -----------
                                        $   902,728  $ 1,369,768  $ 1,786,359
                                        ===========  ===========  ===========

4. RELATED PARTY TRANSACTIONS

  The Company has significant transactions with Xerox Corporation, including licensing arrangements, development contracts and shared functions and services. Related party revenue is related to the Company licensing its software product to Xerox Corporation for sub-licensing to Xerox's end-users. The cost of revenue to related parties has not been separately stated because it is impracticable to do so. The following is a summary of the transactions for the periods indicated:

 Service Agreement

  The Company and Xerox Corporation had a service agreement under which Xerox provided certain administrative services, human resource and employee benefits administration, expenditure

                               INCONCERT, INC.

4. RELATED PARTY TRANSACTIONS--(Continued)

processing, and treasury functions. Xerox Corporation charged the Company for these services on a basis that reflected the Company's share of such costs, including a fixed fee that was negotiated annually. Management believed this allocation method was reasonable based upon the Company's use of such services. The service fee included in general and administrative expenses on the Statement of Operations was $180,000, $117,000, $157,480 and $212,000 for the
nine months ended September 30, 1999 and 1998 and for the year ended December 31, 1998 and 1997, respectively.

 Secured Lending Agreement

  The Company and Xerox Corporation entered into a secured lending agreement where Xerox Corporation extended short-term loans to the Company. This was administered through maintaining a "sweep" bank account. Xerox Corporation advanced money or deducted excess funds directly out of the Company's bank account. In effect, the Company maintained a "zero balance" bank account. No interest was charged or paid on the balance of the outstanding loans or net credit. The parties could have agreed to convert all or part of the outstanding loans to equity or another form of lending. Net amount loaned to the Company for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997 were $6,036,962, $7,542,201 and $3,339,415, respectively. During the nine months ended September 30, 1999 and for the year ended December 31, 1998, the Company converted $7,542,201 and $3,339,415, respectively, into Series B and C preferred stock.

5. INCOME TAXES

  Xerox files a consolidated tax return which includes the results of the Company. Under the terms of the Tax Sharing Agreement, the Company will pay to Xerox amounts determined as if the Company paid taxes as a separate entity. During 1999, 1998 and 1997, the Company incurred an operating loss for both financial and tax reporting purposes. Under the Company's agreement with Xerox, the Company would be reimbursed for its previous tax net operating losses utilized by Xerox in its consolidated return, in future periods when the Company generated taxable income. The Company has not generated taxable income through the date of the acquisition, therefore no deferred tax asset has been recorded. There are no other significant deferred tax assets or liabilities. See Note 8.

6. COMMITMENTS

  The Company leases office space under a non-cancelable operating lease with an expiration date of June 2003. Rental expense was approximately $349,000, $318,000, $435,000 and $344,000 for the nine months ended September 30, 1999 and 1998 and for the years ended December 31, 1998 and 1997, respectively. Future minimum lease payments under the non-cancelable operating lease, as of December 31, 1998, are as follows:

   1999.............................................................. $  465,140
   2000..............................................................    465,140
   2001..............................................................    465,140
   2002..............................................................    465,140
   2003..............................................................    116,285
                                                                      ----------
                                                                      $1,976,845
                                                                      ==========

                               INCONCERT, INC.

7. STOCKHOLDERS' EQUITY

  As of November 27, 1996, the Company's Articles of Incorporation authorized the Company to issue 24,000,000 shares of Preferred Stock at $0.001 par value and 30,000,000 shares of Common Stock at $0.001 par value.

 Preferred Stock

  Effective as of January 1, 1997, the Company's initial capital structure was established by issuing 16.0 million shares of Series A Convertible Preferred Stock ("Series A") and 1,000 shares of Common Stock to Xerox.

  In April 1998, the Company issued 2,273,362 shares of Series B Convertible Preferred Stock ("Series B") at $1.46875 per share for net proceeds of $3,339,000. In May 1999, the Company issued 5,940,578 share of Series C Convertible Preferred Stock ("Series C") at $1.2696 per share for net proceeds of $7,542,000.

  The holders of the outstanding Preferred Stock have various rights and preferences as follows:

  Voting Rights. The holders of Series A, Series B and Series C have the right to one vote for each share of Common Stock into which such shares of Preferred Stock could be converted.

  Dividend Rights. The holders of Series A, Series B and Series C are entitled to receive noncumulative dividends at the per share annual rate of $0.1175 payable when and if declared by the board of directors. The holders of Preferred Stock will also be entitled to participate in dividends on Common Stock, when and if declared by the board of directors, based on the number of shares of Common Stock held on an as-converted basis. No dividends on Preferred Stock or Common Stock have been declared by the board from inception through September 30, 1999.

  Liquidation Preference. In the event of any liquidation, dissolution, or winding-up of the Company, including a merger, acquisition or sale of assets where the beneficial owners of the Company's Common Stock and Preferred Stock own less than 50% of the resulting voting power of the surviving entity, the holders of Series A, Series B and Series C are entitled to receive an amount of $1.46875, $1.46875 and $1.2696 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock.

  If the assets and funds distributed to the holders of Preferred Stock are insufficient to permit the payment to the holders of the full preferential amount mentioned above, then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of Preferred Stock.

  Any assets remaining after the payment of all preferential amounts to the holders of Preferred Stock, will be shared ratably by the holders of the Preferred Stock and common stockholders.

  Conversion. Each share of Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable original issue price for such series of Preferred Stock. The initial Conversion Price per share for shares of Preferred Stock is the Original Issue Price. The Conversion Prices for the Preferred Stock is subject to adjustment.

                              INCONCERT, INC.

7. STOCKHOLDERS' EQUITY--(Continued)

  Each share of Preferred Stock will automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of the following two events: (a) upon the consummation of the sale of the Company's Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, the public offering price of which is not less than $5.00 per share with aggregate gross proceeds to the Corporation in excess of $10.0 million, or (b) the date upon such conversion is approved by holders of a majority of the shares of Preferred Stock.

 Common Stock

  Voting Rights. The holders of each shares of Common Stock has the right to one vote, and is entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company, and is entitled to vote upon such matters and in such manner as may be provided by law.

  Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets of the Company legally available therefore, such dividends as may be declared from time to time by the Board.

  Liquidation Rights. Upon liquidation, dissolution, or winding-up of the Company, the assets of the Company are distributed as described above for Preferred Stock liquidation rights.

 Stock Option Plan

  During 1996, the Company adopted the 1996 Stock Option Plan (the "Plan"). The purpose of the Plan is to enable the Company to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company. The total number of shares which may be issued under the Plan is 4,568,340 shares. The Plan is administered by the Board of Directors or the Committee. The administrator is responsible for determining the term of each option, the option exercise price, the medium of payment, the number of shares for which each option is granted and the vesting rate at which each option is exercisable. To date, options awarded generally vest ratably over five years and expire upon the earlier of ten years from the date of grant or 90 days from employee termination.

                              INCONCERT, INC.

7. STOCKHOLDERS' EQUITY--(Continued)

  The activity under the 1996 Plan, is summarized as follows:

                                            Year Ended          Year Ended
                                        December 31, 1998   December 31, 1997
                                        ------------------- -------------------
                                                   Weighted            Weighted
                                                   Average             Average
                                                   Exercise            Exercise
                                         Options    Price    Options    Price
                                        ---------  -------- ---------  --------
Outstanding at beginning of year......  2,125,306   $0.04     274,700   $0.01
Granted...............................    682,500    0.26   2,036,505    0.04
Exercised.............................   (170,779)   0.02      (4,999)   0.01
Canceled..............................   (438,859)   0.04    (180,900)   0.08
                                        ---------           ---------
Outstanding at end of year............  2,198,168    0.11   2,125,306    0.04
                                        =========           =========
Options vested at end of year.........  1,170,946             669,302
                                        =========           =========
Weighted average fair value of options
 granted during the year..............  $    0.17           $    0.03
                                        =========           =========

  The following table summarizes information about stock options outstanding at December 31, 1998 (in thousands, except per share data):

                                      Options Outstanding and Exercisable
                                  --------------------------------------------
                                               Weighted
                                                Average   Weighted
                                   Number of   Remaining  Average
                                    Options   Contractual Exercise   Options
   Range of exercise prices       Outstanding    Life      Price   Exercisable
   ------------------------       ----------- ----------- -------- -----------
   $0.01.........................  1,136,169   8.3 years   $0.01      757,446
    0.12.........................    709,499   8.6 years    0.12      354,750
    0.39.........................    352,500   9.5 years    0.39       58,750
                                   ---------   ---------   -----    ---------
   $0.01-$0.39...................  2,198,168   8.8 years   $0.11    1,170,946
                                   =========   =========   =====    =========

                              INCONCERT, INC.

7. STOCKHOLDERS' EQUITY--(Continued)

 Pro Forma Information

  This information is required to illustrate the financial results of operations as if the Company accounted for its grants to employee stock options under the fair value method of SFAS No. 123. The fair value of the Company's options granted was estimated at the date of grant using a Black-Scholes option pricing model. The Company calculated the value of each option grant on the date of grant with the following assumptions:

                                        Nine Months
                                           Ended
                                       September 30,    Year Ended   Year Ended
                                       --------------  December 31, December 31,
                                        1999    1998       1998         1997
                                       ------  ------  ------------ ------------
                                        (unaudited)
   Risk free interest rates...........    5.4%    5.5%      5.5%         6.3%
   Expected lives (in years)..........    6.0     6.0       6.0          6.0
   Dividend yield.....................    0.0%    0.0%      0.0%         0.0%
   Expected volatility................   70.0%   70.0%     70.0%        70.0%

  For purposes of pro forma disclosures, the estimated value of the option is amortized over the options' vesting period. The compensation cost associated with the Company's stock-based compensation plans, as if the fair value based method described in SFAS No. 123 had been adopted, would have resulted in a pro forma loss of $5,789,049, $6,149,930, $6,047,766 and $8,627,173 for the nine months ended September 30, 1999 and 1998 and for the years ended December 31, 1998 and 1997, respectively.

                            TIBCO SOFTWARE INC.

            UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                                 OVERVIEW

  On November 4, 1999, TIBCO Software Inc. ("TIBCO" or the "Company") acquired substantially all of the assets of InConcert, Inc. ("InConcert"), a wholly-owned subsidiary of Xerox, in a transaction to be accounted for as a purchase business combination. TIBCO paid $34 million in cash and reimbursed Xerox approximately $1.3 million for severance costs related to said merger. The Company also anticipates incurring approximately $0.3 million in acquisition related expenses, which consist primarily of financial advisory, accounting and legal fees.

  The total acquisition price of $35.6 million was allocated to the assets acquired, including tangible and intangible assets and liabilities assumed based upon the fair value of such assets and liabilities on the date of the acquisition. The total estimated purchase cost of the acquisition has been allocated on a preliminary basis to assets and liabilities based on management estimates of their fair value and a preliminary independent appraisal of certain intangible assets with the excess costs over the net assets acquired allocated to goodwill. This allocation is subject to change pending a final analysis of the total purchase cost and fair value of the assets acquired and liabilities assumed. The aggregate purchase price has been allocated as follows (in thousands):

   Net assets received..................................................   1,216
   In-process technology................................................   2,800
   Existing technology..................................................  14,000
   Workforce in place...................................................   3,100
   Customer base........................................................   2,900
   Trademark............................................................   1,200
   Operating leases.....................................................     947
   Goodwill.............................................................   9,394
                                                                         -------
                                                                         $35,557
                                                                         =======

  The net tangible assets consist primarily of accounts receivable, property and equipment, accounts payable, accrued liabilities, and deferred revenue. InConcert's net tangible assets received as of September 30, 1999 were used for purposes of calculating the pro forma adjustments as they approximate their fair value as such date. Because the in-process technology had not reached the stage of technological feasibility at the acquisition date and had no alternative future use, the amount was immediately charged to operations. The amount allocated to existing technology, workforce in place, customer base, and trademark is being amortized over their estimated useful lives of five years. The purchase price in excess of identified tangible and intangible assets is allocated as goodwill, which is also being amortized over five years.

  The accompanying unaudited pro forma combined balance sheet gives effect to the combination of TIBCO and InConcert as if such transaction occurred on August 31, 1999. The unaudited pro forma combined balance sheet combines the unaudited consolidated balance sheet of TIBCO as of August 31, 1999 and the unaudited balance sheet of InConcert as of September 30, 1999.

  The accompanying unaudited pro forma combined statement of operations presents the results of operations of TIBCO for the year ended November 30, 1998 and the nine-month period ended August 31, 1999 combined with the statement of operations of InConcert for the year ended

December 31, 1998 and the nine-month period ended September 30, 1999. The unaudited pro forma combined statement of operations gives effect to this acquisition as if it had occurred as of December 1, 1997.

  The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or the financial position of the combined companies.

                            TIBCO SOFTWARE INC.

                UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              (in thousands)

                             TIBCO      InConcert
                           ---------- -------------
                             As of        As of          Pro Forma
                           August 31, September 30, -------------------------
                              1999        1999      Adjustments      Combined
                           ---------- ------------- -----------      --------
ASSETS
Current assets:
 Cash and cash
  equivalents.............  $ 16,344    $    --       $   --         $ 16,344
 Short term investments...   110,326         --       (34,000)(A)      76,326
 Accounts receivable,
  net.....................    23,203       2,776          --           25,979
 Due from related
  parties.................     2,799         --           --            2,799
 Other current assets.....     2,966         134          --            3,100
                            --------    --------      -------        --------
  Total current assets....   155,638       2,910      (34,000)        124,548
Property and equipment,
 net......................     9,893         457          --           10,350
Intangible assets.........       --          --        30,594 (B)      30,594
Other assets..............       797         --           947 (C)       1,744
                            --------    --------      -------        --------
                            $166,328    $  3,367      $(2,459)       $167,236
                            ========    ========      =======        ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
 (DEFICIT)
Current liabilities:
 Accounts payable.........  $  5,535    $    308      $   --         $  5,843
 Accrued expenses and
  other liabilities.......    14,157         903        1,557 (D)      16,617
 Deferred revenue.........     5,972         940          --            6,912
                            --------    --------      -------        --------
  Total current
   liabilities............    25,664       2,151        1,557          29,372
 Due to parent............       --        6,037       (6,037)(E)         --
                            --------    --------      -------        --------
  Total liabilities.......    25,664       8,188       (4,480)         29,372
                            --------    --------      -------        --------
Stockholders' equity
 (deficit):
 Convertible Preferred
  Stock...................       --           24          (24)(E)         --
 Common Stock.............        60           1           (1)(E)          60
 Treasury Stock...........       --          (76)          76 (E)         --
 Additional paid-in
  capital.................   181,053      15,539      (15,539)(E)     181,053
 Unearned stock
  compensation............    (9,881)        --           --           (9,881)
 Accumulated other
  comprehensive gain
  (loss)..................       (66)         11          (11)(E)         (66)
 Accumulated deficit......   (30,502)    (20,320)      17,520 (E)(F)  (33,302)
                            --------    --------      -------        --------
  Total stockholders'
   equity (deficit).......   140,664      (4,821)       2,021         137,864
                            --------    --------      -------        --------
                            $166,328    $  3,367      $(2,459)       $167,236
                            ========    ========      =======        ========

                            TIBCO SOFTWARE INC.

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   (in thousands, except per share data)

                                 TIBCO      InConcert
                               ---------- -------------
                                  Nine Months Ended          Pro Forma
                               ------------------------ ----------------------
                               August 31, September 30,
                                  1999        1999      Adjustments   Combined
                               ---------- ------------- -----------   --------
Revenue.......................  $ 63,107     $ 7,871      $   --      $ 70,978
Cost of revenue...............    25,978       2,549          --        28,527
                                --------     -------      -------     --------
Gross profit..................    37,129       5,322          --        42,451
                                --------     -------      -------     --------
Operating expenses:
  Sales and marketing.........    21,022       5,970          --        26,992
  Research and development....    18,943       2,262          --        21,205
  General and administrative..     5,291       2,773          --         8,064
  Amortization of stock
   compensation...............     5,429         --           --         5,429
  Amortization of goodwill and
   acquired intangibles.......       --          --         4,590 (G)    4,590
                                --------     -------      -------     --------
    Total Operating Expenses..    50,685      11,005        4,590       66,280
                                --------     -------      -------     --------
Loss from operations..........   (13,556)     (5,683)      (4,590)     (23,829)
Interest income/(expense),
 net..........................       668         --        (2,136)(H)   (1,468)
                                --------     -------      -------     --------
Net loss......................  $(12,888)    $(5,683)     $(6,726)    $(25,297)
                                ========     =======      =======     ========
Net loss per share:
  Basic and diluted...........  $  (0.49)                             $  (0.95)
                                ========                              ========
  Weighted average shares.....    26,511                                26,511
                                ========                              ========

                            TIBCO SOFTWARE INC.

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   (in thousands, except per share data)

                                 TIBCO      InConcert
                              ------------ ------------
                                     Year Ended              Pro Forma
                              ------------------------- ----------------------
                              November 30, December 31,
                                  1998         1998     Adjustments   Combined
                              ------------ ------------ -----------   --------
Revenue......................   $ 52,757     $ 8,749      $   --      $ 61,506
Cost of revenue..............     27,682       2,301          --        29,983
                                --------     -------      -------     --------
Gross profit.................     25,075       6,448          --        31,523
                                --------     -------      -------     --------
Operating expenses:
  Sales and marketing........     15,242       7,013          --        22,255
  Research and development...     14,787       2,892          --        17,679
  General and
   administrative............      4,025       2,555          --         6,580
  Amortization of stock
   compensation..............      5,064         --           --         5,064
  Amortization of goodwill
   and acquired intangibles..        --          --         6,120 (G)    6,120
                                --------     -------      -------     --------
    Total operating
     expenses................     39,118      12,460        6,120       57,698
                                --------     -------      -------     --------
Loss from operations.........    (14,043)     (6,012)      (6,120)     (26,175)
Interest income/(expense),
 net.........................      1,092          (4)      (2,848)(H)   (1,760)
                                --------     -------      -------     --------
Net loss.....................   $(12,951)    $(6,016)     $(8,968)    $(27,935)
                                ========     =======      =======     ========
Net loss per share:
  Basic and diluted..........   $  (0.28)                             $  (0.59)
                                ========                              ========
  Weighted average shares....     47,002                                47,002
                                ========                              ========

  The following adjustments were applied to TIBCO's historical financial statements and those of InConcert to arrive at the pro forma combined financial information:

(A) To reflect cash payment of $34.0 million for the acquistion of InConcert.

(B) To record the allocation of the purchase price of InConcert as described in the overview.

(C) To record the write-up of InConcert operating leases to fair market value.

(D) To reflect anticipated acquisition related expenses of approximately $1.6 million.

(E) To eliminate InConcert's historical equity accounts and amount due to parent.

(F) The in-process research and development charge related to the acquisition has been reflected in the balance sheet as if the transaction occurred on August 31, 1999 and has been excluded from the statements of operations.

(G) To record amortization of goodwill and acquired intangibles related to the acquisition of InConcert as if the transaction occurred on December 1, 1997. Goodwill and acquired intangibles of approximately $30.6 million are being amortized on a straight-line basis over five years.

(H) To record the impact on interest income (expense) as if the transaction and related $35.6 million cash payments occurred on December 1, 1997.

                               INDEX TO EXHIBITS
                               -----------------
        Exhibit
        Number    Description of Document
        ------    -----------------------

           2.1 Asset Purchase Agreement, dated as of September 30, 1999, among TIBCO Software Inc., InConcert, Inc., and Xerox Corporation providing for the transfer of the U.S. Assets (as defined therein) of InConcert (the schedules to such agreement are not filed herewith and are listed on the last page of
                Exhibit 2.1).*

           2.2 Asset Purchase Agreement, dated as of September 30, 1999, among TIBCO Software Inc., InConcert, Inc., and Xerox Corporation providing for the transfer of the U.K. Assets (as defined therein) of InConcert (the schedules to such agreement are not filed herewith and are listed on the last page of
                Exhibit 2.2).*

           2.3 Asset Purchase Agreement, dated as of September 30, 1999, among TIBCO Software Inc., InConcert, Inc., and Xerox Corporation providing for the transfer of the German Assets (as defined therein) of InConcert (the schedules to such agreement are not filed herewith and are listed on the last page of Exhibit 2.3).*

--------------
* Previously filed


                                      -4-